SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Merrill Lynch & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-2740599 (I.R.S. Employer Identification No.)

4 World Financial Center New York, New York (Address of principal executive offices)	10080 (Zip Code)

If this form relates to the registration of a

class of securities pursuant to Section 12(b)

of the Exchange Act and is effective

pursuant to General Instruction A.(c),

please check the following box.    ☑

If this form relates to the registration of

a class of securities pursuant to

Section 12(g) of the Exchange Act and

is effective pursuant to General

Instruction A.(d), please check the

following box.    ☐

Securities Act registration statement file number to which this form relates:    333-109802

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Each exchange on which each class is to be registered

7% Callable Stock Return Income DEbt Securities SM due February , 2005, payable at maturity with Intel Corporation common stock	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

“STock Return Income DEbt Securities” and “STRIDES” are service marks of Merrill Lynch & Co., Inc.

Item 1.	Description of Registrant’s Notes to be Registered.

The description of the general terms and provisions of the 7% Callable STock Return Income DEbt SecuritiesSM due February , 2005, payable at maturity with Intel Corporation common stock, to be issued by Merrill Lynch & Co., Inc. (the “Notes”), set forth in the Preliminary Prospectus Supplement dated February 10, 2004, and the Prospectus dated November 26, 2003, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-109802, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits.

	99 (A)	Preliminary Prospectus Supplement dated February 10, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

	99 (B)	Form of Note.

	99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

*        Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/s/ Judith A. Witterschein

Judith A. Witterschein Secretary

Date: February 17, 2004

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS

TO

FORM 8-A DATED FEBRUARY 17, 2004

INDEX TO EXHIBITS

Exhibit No.
99 (A)	Preliminary Prospectus Supplement dated February 10, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

*         Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

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